December 15, 2006

Securities and Exchange Commission

450 5th Street N.W.

Washington D.C. 20549

Re Authorization to Sign Rule 16 Forms

I am a Director of General Electric Company "GE" and until

further written notice I hereby individually authorize

Michael R. McAlevey, GE's Chief Corporate and Securities

Counsel, Ning Chiu, GE's Corporate and Securities Counsel, and

Eliza W. Fraser, GE's Associate Corporate Counsel to sign on my behalf the attached Form 3 and any Form 4 Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric

Company securities and to take any other action of any type

whatsoever in connection with the foregoing which in his or

her opinion may be of benefit to in the best interest of or

legally required by me.

Very truly yours,

s/Susan Hockfield

State of Massachusetts

ss

County of Middlesex

Subscribed and sworn to me on

this the 18th of December 2006

s/Leslie S. Price

Name Leslie S. Price

Notary Republic

My commission expires 1/24/08